EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-210909, 333-208070, 333-128953, 333-12473, 333-66781, 333-88373, 333-51294, 333-110650, 333-119272, 333-175388, 333-169673, 333-147587, and 333-128953), of Rennova Health, Inc. of our report dated October 18, 2019 related to the consolidated financial statements as of and for the year ended December 31, 2018 which appears in the Form 10-K for the year ended December 31, 2018.

/s/ Haynie & Company, CPAs
Haynie & Company, CPAs
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Dated: October 18, 2019